As filed with the Securities and Exchange Commission on May 2, 2002

Registration No. 333-86750

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
Form S-3/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ASSET BACKED SECURITIES CORPORATION
(Exact name of Registrant as specified in its charter)
on behalf of itself and trusts with respect to which
it is the settlor, sponsor or depositor

Delaware (State or other jurisdiction of incorporation or organization)	13-3354848 (I.R.S. Employer Identification No.)

11 Madison Avenue
New York, New York 10010
(212) 325-2000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joseph M. Donovan
Vice President
Asset Backed Securities Corporation
11 Madison Avenue
New York, New York 10010
(212) 325-3681
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Reed D. Auerbach Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038	Michael P. Braun Sidley Austin Brown & Wood, LLP 875 Third Avenue New York, New York 10022

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant
to dividend or interest reinvestment plans, please check the following box. |__|
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |__|

CALCULATION OF REGISTRATION FEE1

Title of Securities to be Registered[2] Notes and Certificates	Amount to be Registered[3] $10,000,000,000	Proposed Maximum Aggregate Price Per Unit[3] 100%	Proposed Maximum Aggregate Offering Price[3] $10,000,000,000	Amount of Registration Fee[3] $919,908.00

(1) Pursuant to Rule 429 under the Securities Act of 1933, the Prospectuses and Prospectus Supplements included in this Amendment are combined prospectuses and prospectus supplements and relate to registration statement No. 333-44300 as previously filed by the Registrant on Form S-3. Securities that were previously registered by registration statement No. 333-44300 are being carried forward in connection with this Registration Statement.
(2) THE SECURITIES ARE ALSO BEING REGISTERED FOR THE PURPOSE OF MARKET MAKING.
(3) Estimated solely for the purpose of calculating the registration fee.
(4) A fee in the amount of $92 has previously been paid.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

          This Registration Statement contains five base Prospectuses (each, a “Prospectus”) relating to the offering of one or more series of securities each of which will include one or more classes of certificates and/or one or more classes of notes.

          The first Prospectus (the “Automobile Prospectus”) contemplates the securitization of assets which may include one or more pools of (1) motor vehicle installment loans secured by certain new and used automobile, recreational vehicle, including motor homes, campers, motorcycles, all terrain vehicles, and snow mobiles, van, truck, bus and trailers and (2) asset backed certificates or notes, each representing an interest in a trust fund consisting of a pool of such receivables.

          The second Prospectus (the “Mortgage Prospectus”) contemplates the securitization of assets which may include one or more pools, containing (A) mortgage loans secured by residential, cooperative and multifamily properties, (B) certain conventional mortgage pass-through certificates issued by one or more trusts established by one or more private entities and (C) manufactured housing conditional sales contracts and installment loan agreements or participation certificates representing participation interests in such contracts.

          The third Prospectus (the “Floorplan Prospectus”) contemplates the securitization of assets that may include a pool of receivables arising from time to time in the ordinary course of business in one or more designated portfolios of wholesale consumer receivables and asset-backed securities consisting of notes secured by receivables arising in certain designated portfolios of wholesale consumer receivables.

          The fourth Prospectus (the “Equipment Prospectus”) contemplates the securitization of assets that may include a pool of receivables arising from time to time in the ordinary course of business in one or more designated portfolios of equipment receivables.

          The fifth Prospectus (the “Student Loan Prospectus”) contemplates the securitization of assets that may include a pool of receivables arising from time to time in the ordinary course of business in one or more designated portfolios of student loans.

          This Registration Statement also contains three forms of prospectus supplement with respect to the Automobile Prospectus, two forms of prospectus supplement with respect to the Mortgage Prospectus, one form of prospectus supplement with respect to the Floorplan Prospectus, one form of prospectus supplement with respect to the Equipment Prospectus and two forms of prospectus supplement with respect to the Student Loan Prospectus.

          In addition, if and to the extent required by applicable law, each Prospectus and the related Prospectus Supplement will also be used after the completion of the related offering in connection with certain offers and sales related to market-making transactions in the offered securities. In order to register under Rule 415 those securities which may be offered and sold in market-making transactions, the appropriate box on the cover page of the Registration Statement has been checked and the undertakings required by Item 512(a) of Regulation S-X have been included in Item 17 of Part 17.

          The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

          The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions:

Registration Fee Printing and Engraving Expenses Trustee's Fees and Expenses Legal Fees and Expenses Accountant's Fees and Expenses Rating Agency Fees Miscellaneous Total	$ 919,908 2,000,000 700,000 2,800,000 1,500,000 3,000,000 300,000 $11,219,908

Item 15. Indemnification of Directors and Officers.

          As authorized by Section 145 of the General Corporation Law of Delaware (the “Delaware Corporation Law”) and the By-Laws of the Registrant, each director and officer of the Registrant may be indemnified by the Registrant against expenses (including attorney’s fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Registrant if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Registrant, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless a court determines otherwise.

Item 16. Exhibits

1.1	Form of Underwriting Agreement*
3.1	Restated Certificate of Incorporation of Asset Backed Securities Corporation*
4.1.1	Form of Indenture (Owner Trust, Fixed Rate Notes, Auto Receivables)*
4.1.2	Form of Indenture (Owner Trust, Fixed Rate Notes, Auto Securities)*
4.1.3	Form of Indenture (Dealer Floorplan Securities)***
4.1.4	Form of Indenture between the Trust and the Indenture Trustee (Owner Trust, Student Loan Securities)***
4.1.5	Form of Indenture between the Trust and the Indenture Trustee (Owner Trust, Equipment Securities)***
4.2.1	Form of Pooling and Servicing Agreement (Grantor Trust, Fixed Rate Certificates, Auto Receivables)*
4.2.2	Form of Trust Sale and Servicing Agreement (Dealer Floorplan Securities)***
4.2.3	Form of Standard Terms and Conditions of Pooling and Servicing (Grantor Trust/REMIC, Fixed/Floating Rate Certificates, Manufactured Housing Contracts)*
4.2.4	Form of Standard Terms and Conditions of Pooling and Servicing (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*
4.2.5	Form of Standard Terms and Conditions of Pooling and Servicing and Reference Agreement (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*
4.2.6	Form of Pooling and Servicing Agreement (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*
4.2.7	Form of Loan Sale Agreement among the Seller, the Depositor, the Trust and the Eligible Lender Trustee (Student Loan)***
4.2.8	Form of Servicing Agreement among the Servicer, the Trust and the Eligible Lender Trustee (Student Loan)***
4.2.9	Form of Administration Agreement among the Trust, the Indenture Trustee and the Administrator (Student Loan)***
4.2.10	Form of Pooling and Servicing Agreement (Equipment)***
4.2.11	Form of Pooling and Servicing Agreement (Dealer Floorplan Securities)***
4.3.1	Form of Administration Agreement (Dealer Floorplan Securities)***
4.3.2	Form of Reference Agreement (Grantor Trust, Fixed Rate Certificates, Manufactured Housing Contracts)*
4.3.3	Form of Reference Agreement (Grantor Trust/REMIC, Fixed Rate/Interest Only Certificates, Manufactured Housing Contracts)*
4.3.4	Form of Reference Agreement (Grantor Trust, Fixed Rate Certificates, Mortgage Loans)*
4.3.5	Form of Reference Agreement (Grantor Trust/REMIC, Fixed Rate Certificates, Mortgage Loans)*
4.3.6	Form of Reference Agreement (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*
4.4.1	Form of Trust Agreement (Owner Trust, Auto Receivables)*
4.4.2	Form of Trust Agreement (Owner Trust, Auto Securities)*
4.4.3	Form of Trust Agreement (Grantor Trust, Auto Securities)*
4.4.4	Form of Trust Agreement (Dealer Floorplan Securities)***
4.4.5	Form of Deposit Trust Agreement (Grantor Trust, Fixed Rate/Interest Only Certificates, Mortgage Certificates)*
4.4.6	Form of Trust Agreement among the Depositor, the Seller and the Eligible Lender Trustee (Owner Trust, Student Loan Securities)***
4.4.7	Form of Trust Agreement among the Depositor, the Seller and the Trustee (Owner Trust, Equipment Securities)***
5.1.1	Opinion of Stroock & Stroock & Lavan LLP as to securities offered****
5.1.2	Opinion of Sidley Austin Brown & Wood LLP ****
8.1.1	Opinion of Stroock & Stroock & Lavan LLP with respect to tax matters (included in Exhibit 5.1.1)****
8.1.2	Opinion of Sidley Austin Brown & Wood LLP****
10.1.1	Form of Receivables Purchase Agreement (Auto Loan Receivables)*
10.1.2	Form of Master Seller's Warranty and Servicing Agreement (Mortgage Loans)*
10.2.1	Form of Sale and Servicing Agreement (Owner Trust, Auto Loan Receivables)*
23.1.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibits 5.1.1 and 8.1.1)****
23.1.2	Consent of Sidley Austin Brown & Wood LLP (included in Exhibits 5.1.2 Exhibit 8.1.2)****
24.1	Powers of Attorney of directors and officers of Asset Backed Securities Corporation (included in the signature pages to this Registration Statement)****
25.1	Statement of Eligibility and Qualification of Indenture Trustee*****

__________

*	Incorporated by reference to Registration Statement No. 333-365.
**	Incorporated by reference to Registration Statement No. 333-64351.
***	ncorporated by reference to Registration Statement No. 333-44300.
****	Previously filed.
*****	To be filed following the effectiveness of the Registration Statement.

Item 17. Undertakings

           (a) As to Rule 415:

           The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                (2) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                (3) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to the information in this Registration Statement;

provided, however,that the undertakings set forth in clauses (1) and (2) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered , and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) As to documents subsequently filed that are incorporated by reference:

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered in this prospectus, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreements Notes and Certificates in the denominations and registered in the names as required by the Underwriter to permit prompt delivery to each purchaser.

           (d) As to indemnification:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against the liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

           (e) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

         (f) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 2nd day of May 2002.

Asset Backed Securities Corporation By: /s/ Greg Richter Name: Greg Richter Title: Vice President

          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated

Signature	Title	Date

* Scott Ulm	President, Chief Executive Officer and Director (Principal Executive Officer)	May 2, 2002

* Thomas Zingalli	Vice President and Controller (Principal Accounting Officer)	May 2, 2002

* Carlos Onis	Director	May 2, 2002

* Juliana Johnson	Director	May 2, 2002

*By: /s/ Greg Richter Name: Greg Richter

EXHIBIT INDEX

Item 16. Exhibits

1.1	Form of Underwriting Agreement*
3.1	Restated Certificate of Incorporation of Asset Backed Securities Corporation*
4.1.1	Form of Indenture (Owner Trust, Fixed Rate Notes, Auto Receivables)*
4.1.2	Form of Indenture (Owner Trust, Fixed Rate Notes, Auto Securities)*
4.1.3	Form of Indenture (Dealer Floorplan Securities)***
4.1.4	Form of Indenture between the Trust and the Indenture Trustee (Owner Trust, Student Loan Securities)***
4.1.5	Form of Indenture between the Trust and the Indenture Trustee (Owner Trust, Equipment Securities)***
4.2.1	Form of Pooling and Servicing Agreement (Grantor Trust, Fixed Rate Certificates, Auto Receivables)*
4.2.2	Form of Trust Sale and Servicing Agreement (Dealer Floorplan Securities)***
4.2.3	Form of Standard Terms and Conditions of Pooling and Servicing (Grantor Trust/REMIC, Fixed/Floating Rate Certificates, Manufactured Housing Contracts)*
4.2.4	Form of Standard Terms and Conditions of Pooling and Servicing (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*
4.2.5	Form of Standard Terms and Conditions of Pooling and Servicing and Reference Agreement (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*
4.2.6	Form of Pooling and Servicing Agreement (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*
4.2.7	Form of Loan Sale Agreement among the Seller, the Depositor, the Trust and the Eligible Lender Trustee (Student Loan)***
4.2.8	Form of Servicing Agreement among the Servicer, the Trust and the Eligible Lender Trustee (Student Loan)***
4.2.9	Form of Administration Agreement among the Trust, the Indenture Trustee and the Administrator (Student Loan)***
4.2.10	Form of Pooling and Servicing Agreement (Equipment)***
4.2.11	Form of Pooling and Servicing Agreement (Dealer Floorplan Securities)***
4.3.1	Form of Administration Agreement (Dealer Floorplan Securities)***
4.3.2	Form of Reference Agreement (Grantor Trust, Fixed Rate Certificates, Manufactured Housing Contracts)*
4.3.3	Form of Reference Agreement (Grantor Trust/REMIC, Fixed Rate/Interest Only Certificates, Manufactured Housing Contracts)*
4.3.4	Form of Reference Agreement (Grantor Trust, Fixed Rate Certificates, Mortgage Loans)*
4.3.5	Form of Reference Agreement (Grantor Trust/REMIC, Fixed Rate Certificates, Mortgage Loans)*
4.3.6	Form of Reference Agreement (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*
4.4.1	Form of Trust Agreement (Owner Trust, Auto Receivables)*
4.4.2	Form of Trust Agreement (Owner Trust, Auto Securities)*
4.4.3	Form of Trust Agreement (Grantor Trust, Auto Securities)*
4.4.4	Form of Trust Agreement (Dealer Floorplan Securities)***
4.4.5	Form of Deposit Trust Agreement (Grantor Trust, Fixed Rate/Interest Only Certificates, Mortgage Certificates)*
4.4.6	Form of Trust Agreement among the Depositor, the Seller and the Eligible Lender Trustee (Owner Trust, Student Loan Securities)***
4.4.7	Form of Trust Agreement among the Depositor, the Seller and the Trustee (Owner Trust, Equipment Securities)***
5.1.1	Opinion of Stroock & Stroock & Lavan LLP as to securities offered****
5.1.2	Opinion of Sidley Austin Brown & Wood LLP ****
8.1.1	Opinion of Stroock & Stroock & Lavan LLP with respect to tax matters (included in Exhibit 5.1.1)****
8.1.2	Opinion of Sidley Austin Brown & Wood LLP****
10.1.1	Form of Receivables Purchase Agreement (Auto Loan Receivables)*
10.1.2	Form of Master Seller's Warranty and Servicing Agreement (Mortgage Loans)*
10.2.1	Form of Sale and Servicing Agreement (Owner Trust, Auto Loan Receivables)*
23.1.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibits 5.1.1 and 8.1.1)****
23.1.2	Consent of Sidley Austin Brown & Wood LLP (included in Exhibits 5.1.2 Exhibit 8.1.2)****
24.1	Powers of Attorney of directors and officers of Asset Backed Securities Corporation (included in the signature pages to this Registration Statement)****
25.1	Statement of Eligibility and Qualification of Indenture Trustee*****

__________

*	Incorporated by reference to Registration Statement No. 333-365.
**	Incorporated by reference to Registration Statement No. 333-64351.
***	ncorporated by reference to Registration Statement No. 333-44300.
****	Previously filed.
*****	To be filed following the effectiveness of the Registration Statement.